                  HARTFORD RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of the 1st day of September, 2000, between HARTFORD LIFE INSURANCE COMPANY ("HL"), (hereinafter may be referred to as "Hartford"), a life insurance company organized under the laws of the State of Connecticut, and MFS FUND DISTRIBUTORS, INC. ("MFDI"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741.

                                  WITNESSETH:

WHEREAS, Hartford has issued or proposes to issue to the public, now and in the future, certain variable annuity contracts and group funding agreements in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the Code) ("collectively, Contracts");

WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as a unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code (the Contracts and the Accounts covered by this Agreement are specified in Schedule A attached hereto as may be modified from time to time);

WHEREAS, each of the funds which comprise the MFS Family of Funds (certain of which may from time to time be listed on Schedule B attached hereto) (each, a "Fund, and collectively, the "Funds") is registered as an open-end investment company under the 1940 Act;

WHEREAS, certain Funds will serve as the underlying investment medium for the Contracts;

WHEREAS, MFDI serves as distributor for each of the Funds pursuant to the terms of a Distribution Agreement between each of the Funds and MFDI;

WHEREAS, to the extent permitted by applicable insurance laws and regulations, Hartford intends to purchase Class A shares (the "Shares") in one or more of the Funds specified on Schedule B to fund the Contracts, and MFDI intends to sell such Shares to the Accounts; and

WHEREAS, MFDI and Hartford are members in good standing of the National Securities Clearing Corporation (the "NSCC") or otherwise have access to the facilities of the NSCC;

NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford and MFDI hereby agree as follows:

1. MFDI represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Funds has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) each Fund is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (iii) each Fund is and shall remain registered as an open-end management investment company under the 1940 Act; and (iv) each Fund's registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to MFDI by Hartford expressly for use therein.

1.1 Hartford represents and warrants to MFDI that the Contracts are unregistered group annuities for qualified investors and are exempt or not subject to registration under the 1933 Act, or if not exempt, will be registered under the 1933 Act and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that HL is an insurance company duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.

1.2 Hartford represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify MFDI immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2. MFDI will furnish to Hartford such information with respect to the Funds in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. MFDI will advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Funds or
(ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Funds or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Funds of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Fund or which requires the making of a change therein in order to make any statement make therein not misleading.

3. MFDI will use best efforts to register the Funds for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Funds as may reasonably be necessary for use as the funding vehicle for the Contracts.

4. Fund Shares to be made available to Accounts for the Contracts shall be sold by MFDI and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by MFDI or its designee, as established in accordance with the provisions of the then current prospectus of the Fund. For purposes of this Paragraph 4, HL shall be a designee of MFDI for receipt of such orders from each Account, and receipt by such designee as at the close of regular trading (currently 4:00 p.m. Eastern time) on the New York Stock Exchange or at such other times at which a Series' net asset value is calculated as specified in such Fund's prospectus (the "Close of Trading") shall constitute receipt by MFDI; provided that MFDI or an affiliate receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. MFDI will receive all orders to purchase Fund Shares using the NSCC's Defined Contribution Clearance & Settlement (DCC&S) platform. MFDI will also provide Hartford with account positions and activity data using the NSCC's Networking platform. Hartford shall pay for Fund shares by the scheduled close of federal funds transmissions on such next following Business Day after it places an order to purchase Fund shares in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Funds' designated Settling Bank to the NSCC. Business Day shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates it net asset value pursuant to the rules of the SEC. Networking shall mean the NSCC's product that allows Funds and Companies to exchange account level information electronically. Settling Bank shall mean the entity appointed by the Funds to perform such settlement services on behalf of the Funds and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Fund for Fund Shares via the NSCC's DCC&S platform the following shall apply to this Section:

MFDI agrees to sell the Company those Shares of the Funds which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by MFDI or its designee of such order. For purposes of this Section, the Company shall be the designee of MFDI for the receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by MFDI; provided that MFDI receives notice of such order by 9:30 a.m. Eastern time on the next following Business Day. The Company shall initiate payment for Fund Shares by the scheduled close of federal funds transmissions on such next following Business Day after it places an order to purchase Fund shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Funds' designated custodian.

"Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. The Fund will make its shares available indefinitely for purchase at the applicable net asset value per share by Hartford and its Accounts on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC, and the Fund shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. MFDI shall make the net-asset value per share for each of the Fund available to HL on a daily basis as soon as reasonably practical after the Fund calculates its net asset value per share, and MFDI shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Fund is responsible for maintaining net asset values in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts.

4.1 With respect to payment of the purchase price by Hartford and of the redemption proceeds by MFDI, Hartford and MFDI shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all of the Funds in accordance with Section 4.2 hereof.

4.2 In the event of net purchases, Hartford shall pay for the Shares of the Funds in accordance with NSCC time frames on the next business day after an order to purchase such shares is made in accordance with the provisions of
Section 4 hereof. In the event of net redemptions, MFDI shall pay the redemption proceeds in accordance with NSCC time frames on the next business day after an order to redeem such shares is made in accordance with the provisions of Section 8 hereof. All such payments shall be in federal funds transmitted by wire.

4.3 MFDI reserves the right to suspend or terminate sales of the Funds' shares to Hartford and the Accounts if such action is required by law, or if the Board of Trustees of the Funds (the "Board") while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it appropriate and in the best interests of the Fund and its shareholders or in response to the order of an appropriate regulatory authority.

5. The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such Shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6. Transfer of the Funds' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by MFDI as instructed by HL in an appropriate title for the corresponding Account or subaccount.

7. MFDI shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL hereby elects to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding subaccount in additional shares of that Fund. MFDI shall notify Hartford of the number of shares so issued. HL reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8. Fund Shares shall be redeemed in accordance with the terms of such Fund's then current prospectus. For purposes of this Paragraph 8, HL shall be a designee of MFDI for receipt of requests for redemption from each Account, and receipt by such designee by the Close of Trading shall constitute receipt by MFDI; provided that MFDI receives notice of such request for redemption by 9:30 a.m. Eastern time on the following Business Day. MFDI will receive all orders to redeem Fund shares using the NSCC's Defined Contribution Clearance & Settlement (DCC&S) platform. The Fund will also provide Hartford with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account's Settling Bank as designated by Hartford, on the same Business Day the Trust receives notice of the redemption order from Hartford provided that MFDI receives notice by 9:30 a.m. Eastern time on such Business Day.

If Hartford is somehow prohibited from submitting redemption and settlement instructions to MFDI for Fund Shares via the NSCC's DCC&S platform the following shall apply to this Section:

MFDI agrees to redeem for cash upon Hartford's request, any full or fractional Shares of the Funds held by Hartford on behalf of an Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by MFDI or its designee of the request for redemption. For purposes of this Section, Hartford shall be the designee of MFDI for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by MFDI; provided MFDI receives notice of such request for redemption by 9:30 a.m. Eastern time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Account as designated by Hartford, on the same Business Day MFDI receives notice of the redemption order from Hartford provided that MFDI receives notice by 9:30 a.m. Eastern time on such Business Day. HL shall purchase and redeem Fund Shares offered by the then current prospectus of such Fund in accordance with the provisions of such prospectus.

9. If MFDI provides materially incorrect share net asset value per share, dividend or capital gain information through no fault of Hartford and such errors are not corrected by 4 p.m. Eastern time the next Business Day (by providing the incorrect and the correct NAV for each day that the error occurred), MFDI shall be liable for the systems and out of pocket costs to make all corrections to all Contract owner, participant, or beneficiary accounts with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share, dividend or capital gain information so that each participant under a Contract is made whole. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. MFDI shall reimburse Hartford for all out of pocket expenses and employee time incurred for correcting such incorrect information. The determination of whether an error in information is material shall be in accordance with applicable SEC standards.

10. If Hartford provides incorrect processing information through no fault of MFDI, the Funds shall be entitled to an adjustment with respect to the Fund Shares purchased or redeemed to reflect the correct information. Any error in the information provided by Hartford shall be reported to MFDI promptly upon discovery.

11. MFDI shall pay all expenses incidental to its performance under this Agreement. MFDI shall see to it that all Fund Shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. MFDI shall bear the expenses for the cost of registration of Fund Shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Funds' shares subject to this Agreement. MFDI will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

12. MFDI shall bear the expenses for the cost of preparation and delivery of Fund prospectuses to be sent to prospective Contract owners in reasonable quantities. MFDI shall provide, at its expense, such documentation (in camera ready form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for a Fund is amended) to have the prospectus or prospectuses for the Contracts and the Funds' prospectuses printed together in one (1) or more documents (such printing to be done at Hartford's expense).

13. Hartford represents and warrants to MFDI that any information furnished in writing by Hartford to MFDI for use in the registration statement of a Fund will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

14. Hartford and its affiliates shall make no representations concerning a Fund's Shares except those contained in the then current prospectus of the Fund, in such printed information subsequently issued on behalf of the Funds or other funds managed by MFS as supplemental to the appropriate fund prospectus or in materials approved by MFDI as provided in the Business Agreement in effect among Hartford, MFDI, and MFS dated as of March 1, 1999 ("Business Agreement").

15.  MFDI and Hartford each represents, warrants and covenants that:

(a) it shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC in a competent manner and in compliance with (i) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and; (ii) the then current prospectuses and statements of additional information of the Funds; and

(b) it shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement.

16. Hartford agrees to indemnify and hold MFDI harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which MFDI may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the Contracts' registration statement, prospectus or sales literature; (b) making untrue statements of material facts that a Fund includes in its materials, provided the Fund relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

17. MFDI agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Hartford may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of MFDI's (a) making untrue statements of material facts or omitting material facts in a Fund's registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in its materials, provided Hartford relies on information supplied by MFDI; (c) unlawful conduct by MFDI with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

18. MFDI will reimburse Hartford certain of the administrative costs and expenses incurred by Hartford as a result of the operations necessitated by the beneficial ownership by Contract owners of Shares of the Funds each calendar quarter in an amount equal to the applicable per annum rate listed on Schedule B, attached hereto, of the average daily net assets attributable to Contracts sold by Hartford that are invested in each Fund, multiplied by a fraction the numerator of which is the number of days in the quarter and the denominator of which is 365. Such amounts shall be paid within 30 days following the end of each calendar quarter.

19. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

       (i) at the option of Hartford or MFDI upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

       (ii) at the option of Hartford, upon ten (10) calendar days' prior written notice, if shares of the Funds are not reasonably available;

       (iii) at the option of Hartford, immediately upon written notice, if the Funds fail to meet the requirements for either diversification under Section 817 or registered investment company status;

       (iv) in the event the Funds' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or MFDI to the other party; or

       (v)  by mutual agreement at any time.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

20. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     IF TO HARTFORD:

            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, CT 06089
            Attention: Stephen Joyce
            Facsimile No.: 860-843-3550

     WITH A COPY TO:

            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, CT 06089
            Attention: Lynda Godkin
            Facsimile No.: 860-843-8665

     IF TO MFDI:

            MFS Fund Distributors, Inc.
            500 Boylston Street
            Boston, MA 02116-3741
            Attention: William W. Scott, Jr.
            Facsimile No.: 617 954-7764

     WITH A COPY TO:

            Massachusetts Financial Services Company
            500 Boylston Street
            Boston, MA 02116

            Attention: Robert T. Burns, Senior Vice President and
            Associate General Counsel
            Facsimile No.: 617 954-7764

21. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22. Notwithstanding any termination of this Agreement, MFDI shall, at the option of Hartford, continue to make available additional Shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 4.3 of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in any Fund and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23. A copy of the Declaration of Trust relating to each Fund is on file with the Secretary of State of The Commonwealth of Massachusetts. The obligations of each Fund arising out of this instrument and under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders, except MFDI if it is a shareholder of a Fund individually, but bind only such Fund's assets. When seeking satisfaction for any liability of a Fund in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Hartford also agrees that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Hartford agrees not to proceed against any Fund for the obligations of another Fund. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of a Fund in respect of this Agreement, Hartford and the Account may seek recourse against MFDI.

24. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

25. This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26. In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs also shall survive any termination hereof: 16, 17, 20, 20-26.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                     HARTFORD LIFE INSURANCE COMPANY
                                     (ON BEHALF OF THE ACCOUNT AND
                                     ITSELF)

    Attest:                          By:   /s/ Olga Zalevsky
    -------------------------------        -------------------------------
                                           Olga Zalevsky
                                     Its:  Assistant Actuary

                                     MFS FUND DISTRIBUTORS, INC.

    Attest:                          By:   /s/ William W. Scott, Jr.
    -------------------------------        -------------------------------
                                           William W. Scott, Jr.
                                     Its:  President

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, UFC

                                   SCHEDULE B

FUND                                   APPLICABLE PER ANNUM RATE
-------------------------------------------------------------------
MFS Capital Opportunities Fund                       40 bps (0.40%)
MFS High Income Fund                                 35 bps (0.35%)
MFS Massachusetts Investors
  Growth Stock Fund                                  40 bps (0.40%)
MFS Utilities Fund                                   35 bps (0.35%)

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Olga Zalevsky
       ------------------------------
Name:  Olga Zalevsky
Title: Assistant Actuary
Date:  9/20/2000

MFS FUND DISTRIBUTORS, INC.

By:    /s/ William W. Scott, Jr.
       ------------------------------
Name:  William W. Scott, Jr.
Title: President
Date:  9/18/2000

                                AMENDMENT NO. 1
                                       TO
                  HARTFORD RETAIL FUND PARTICIPATION AGREEMENT
                                    BETWEEN
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                          MFS FUND DISTRIBUTORS, INC.

Hartford Life Insurance Company and MFS Fund Distributors, Inc. hereby amend the Hartford Retail Participation Agreement ("Agreement"), dated as of September 1, 2000, by deleting Schedule B thereof and replacing it with the following:

                                   SCHEDULE B

                                                   APPLICABLE PER
FUNDS                                                ANNUM RATE
---------------------------------------------------------------------
MFS Capital Opportunities Fund                 40 bps        (0.40)%
MFS High Income Fund                           35 bps        (0.35)%
MFS Massachusetts investors Growth Stock Fund  35 bps        (0.35)%
MFS Utilities Fund                             35 bps        (0.35)%
MFS Large Cap Growth Fund                      40 bps        (0.40)%
MFS Total Return Fund                          35 bps        (0.35)%
MFS Value Fund                                 40 bps        (0.40)%
MFS Mid Cap Growth Fund                        40 bps        (0.40)%
MFS New Discovery Fund                         40 bps        (0.40)%

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of May 14, 2001.

HARTFORD LIFE INSURANCE COMPANY        MFS FUND DISTRIBUTORS, INC.

By:    /s/ Michael J. Welsh            By:    /s/ Martin E. Beaulieu
       ------------------------------         ------------------------------
Name:  Michael J. Welsh                Name:  Martin E. Beaulieu
Title: Vice President Product &        Title: President
       Marketing

                                AMENDMENT NO. 2
                                       To
                  HARTFORD RETAIL FUND PARTICIPATION AGREEMENT
                                    Between
                        HARTFORD LIFE INSURANCE COMPANY
                                      And
                          MFS FUND DISTRIBUTORS, INC.

Hartford Life Insurance Company and MFS Fund Distributors, Inc. hereby amend the Hartford Retail Fund Participation Agreement ("Agreement"), dated as of September 1, 2000, as amended on May 14, 2001, by deleting Schedule B and replacing it with the following:

                                   SCHEDULE B

FUNDS                                                           APPLICABLE PER ANNUM RATE
------------------------------------------------------------------------------------------------------
MFS Global Equity Fund
MFS Strategic Value Fund                            50 basis points (0.50)%
MFS Research International Fund
MFS Strategic Growth Fund
MFS Mid Cap Growth Fund                             45 basis points (0.45)%
MFS Large Cap Growth Fund
MFS New Discovery Fund
MFS Value Fund                                      40 basis points (0.40)%
MFS Capital Opportunities Fund
MFS Total Return Fund
MFS Massachusetts Investors Growth Stock Fund       35 basis points (0.35)%
MFS High Income Fund
MFS Utilities Fund

IN WITNESS HEREOF, each party has caused this Amendment to be executed in its name and on behalf of its duly authorized representatives as of May 1, 2002.

HARTFORD LIFE INSURANCE COMPANY          MFS FUND DISTRIBUTORS, INC.

By:    /s/ David Levenson                By:    /s/ Jeffrey L. Shames
       --------------------------------         --------------------------------
Name:  David Levenson                    Name:  Jeffrey L. Shames
Title: Senior Vice President             Title: Chairman
Date:  5-8-02                            Date:  May 3, 2002

                                AMENDMENT NO. 3
                                       To
                  HARTFORD RETAIL FUND PARTICIPATION AGREEMENT
                                    Between
                        HARTFORD LIFE INSURANCE COMPANY
                                      And
                          MFS FUND DISTRUBUTORS, INC.

Hartford Life Insurance Company and MFS Fund Distributors, Inc. hereby amend the Hartford Retail Fund Participation Agreement ("Agreement"), dated as of September 1, 2000. The parties agree as follows:

1.  The sixth WHEREAS clause is deleted and replaced with the following;

     "WHEREAS, to the extent permitted by applicable insurance laws and regulation, Hartford intends to purchase Class A, R1, and R2 shares (the "Shares") in one or more the Funds specified on Schedule B to fund the Contracts, and MFDI intends to sell such Shares to the Accounts; and"

2.  Schedule B is deleted and replaced with the following Schedule B:

                                   SCHEDULE B

FUNDS                                                                 APPLICABLE PER ANNUM RATE
------------------------------------------------------------------------------------------------------------
MFS Global Equity Fund-A                                  50 basis points (0.50)%
MFS Strategic Value Fund-A                                50 basis points (0.50)%
MFS Strategic Value Fund (Class R2 Shares)                75 basis points (0.75)%
MFS Research International Fund-A                         50 basis points (0.50)%
MFS Strategic Growth Fund-A                               45 basis points (0.45)%
MFS Mid Cap Growth Fund-A                                 45 basis points (0.45)%
MFS Large Cap Growth Fund-A                               45 basis points (0.45)%
MFS New Discovery Fund-A                                  45 basis points (0.45)%
MFS New Discovery Fund-A                                  75 basis points (0.75)%
MFS Value Fund-A                                          40 basis points (0.40)%
MFS Value Fund (Class R1 Shares)                          50 basis points (0.50)%
MFS Capital Opportunities Fund-A                          40 basis points (0.40)%
MFS Total Return Fund-A                                   35 basis points (0.35)%
MFS Total Return Fund (Class R1 Shares)                   50 basis points (0.50)%
MFS Massachusetts Investors Trust-A                       35 basis points (0.35)%
MFS Massachusetts Investors Trust (Class R2 Shares)       75 basis points (0.75)%
MFS Massachusetts Investors Growth Stock Fund-A           35 basis points (0.35)%
MFS High Income Fund-A                                    35 basis points (0.35)%
MFS High Income Fund (Class R2 Shares)                    75 basis points (0.75)%
MFS Utilities Fund-A                                      35 basis points (0.35)%

FUNDS                                                                 APPLICABLE PER ANNUM RATE
------------------------------------------------------------------------------------------------------------
MFS Utilities Fund (Class R1 Shares)                      50 basis points (0.50)%
MFS Utilities Fund (Class R2 Shares)                      75 basis points (0.75)%
MFS High-Yield Opportunities Fund-A                       35 basis points (0.35)%
MFS International New Discovery Fund -A                   45 basis points (0.45)%
MFS International New Discovery Fund (Class R1 Shares)    50 basis points (0.50)%
MFS International New Discovery Fund (Class R2 Shares)    75 basis points (0.75)%
MFS New Endeavor Fund-A                                   40 basis points (0.40)%
MFS New Endeavor Fund (Class R2 Shares)                   75 basis points (0.75)%
MFS Research Fund-A                                       35 basis points (0.35)%
MFS Research Fund (Class R2 Shares)                       75 basis points (0.75)%
MFS Research Bond Fund (Class R2 Shares)                  75 basis points (0.75)%
MFS Total Return Fund (Class R2 Shares)                   75 basis points (0.75)%

IN WITNESS HEREOF, each party has caused this Amendment to be executed in its name and on behalf of its duly authorized representatives as of October 15, 2004.

HARTFORD LIFE INSURANCE COMPANY          MFS FUND DISTRIBUTORS, INC.

By:    /s/ James Davey                   By:    /s/ James A. Jessee
       --------------------------------         --------------------------------
Name:  James Davey                       Name:  James A. Jessee
Title: Vice President                    Title: President
Date:  10-28-04                          Date:  10/20/04

                                     [LOGO]
                                    MFS(SM)
                            INVESTMENT MANAGEMENT(R)

                          MFS Fund Distributors, Inc.
                   500 Boylston Street, Boston, MA 02116-3741
                              617-954-5000 mfs.com

                      AMENDMENT TO PARTICIPATION AGREEMENT

Reference is made to the Hartford Retail Fund Participation Agreement dated September 1, 2000 (together with all amendments thereof and supplements and exhibits thereto the "Agreement") between Hartford Life Insurance Company (the "Service Provider") and MFS Fund Distributors, Inc. ("MFD"). Terms not otherwise defined herein have the definitions ascribed to them in the Agreement. Except as expressly amended hereby, the Agreement shall continue in full force and effect and unamended. This Amendment to the Agreement (the "Amendment") shall take effect as of January 1, 2006.

1. ADDITION OF MFS PARTY. MFS Service Center, Inc. ("MFSC"), which serves as transfer agent with respect to each of the MFS Funds (each, a "Fund"), is hereby added as a party to the Agreement for purposes of (i) receiving certain representations, warranties and covenants from the Service Provider with respect to the shareholder services provided pursuant to the Agreement and the Service Provider's operations, controls and procedures, and (ii) advancing on behalf of the Funds all or a portion of the fees payable under the Agreement to the extent the Funds determine in their sole discretion that such payments are entitled to reimbursement under the Funds' policies with respect to shareholder servicing payments as in effect from time to time. MFD and MFSC are referred to collectively as "MFS."

2. TRANSMISSION OF ORDERS. The Service Provider agrees it shall transmit orders to purchase or redeem Shares to MFS or its designee according to the established protocols of such MFS or its designee, as communicated to the Service Provider by MFS or its designee from time to time, and that any loss resulting from the Service Provider's failure to transmit an order in accordance with such protocols shall be the sole responsibility of the Service Provider.

3. MAINTENANCE OF RECORDS. Each party or its designee shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the shareholder services and in making Shares available to the Plan accounts. Upon the request of MFS, the Service Provider shall provide copies of all the historical records relating to transactions between the Funds and the Plan accounts, written communications regarding the Funds to or from such Plan accounts and other materials, in each case to the extent necessary for an MFS or any Fund to meet its recordkeeping obligations under applicable law or regulation, including to comply with any request of a governmental body or self-regulatory organization.

4. CALCULATION OF FEES; VERIFICATION OF DATA AND SERVICES. The Service Provider acknowledges that MFS shall have exclusive responsibility for calculating payments due to the Service Provider under the Agreement. If the Service Provider maintains any information necessary to form the basis of the fee calculation, the Service Provider will, at MFS' request, provide copies and electronic files of all the historical records necessary to enable MFS or its representatives to verify the accuracy of any information provided by the Service Provider that forms the basis of the fee calculation. The Service Provider agrees that it will permit MFS or its representatives to have reasonable access to its employees and records for the purposes verifying the Service Provider's compliance with the terms of this Agreement and verifying the accuracy of any information provided by the Service Provider that forms the basis of the fee calculation. In addition, if requested by MFS, the Service Provider will provide a certification (which may take the form of a control report or set of agreed upon standards) satisfactory to MFS that certifies the accuracy of any information provided by the Service Provider that forms the basis of the fee calculation.

5. SOURCES OF PAYMENT. The parties agree and acknowledge that the source(s) of fees provided for pursuant to this Agreement may, at the discretion of MFS, be comprised of any one or more of the following: (i) shareholder servicing payments paid directly or indirectly by MFSC and reimbursed by the Funds, (ii) Rule 12b-1 service fees paid by the Funds to MFD, and indirectly to the Service Provider in accordance with the Funds' Rule 12b-1 Plan, or (iii) program servicing fees, paid by MFS or their affiliates from their own resources. The source of payment may change from time to time among these sources at MFS' discretion, and MFS shall have no obligation to inform the Service Provider as to the source(s) of any payments.

6. BUSINESS CONTINUITY/DISASTER RECOVERY. The Service Provider represents, warrants and covenants that it maintains in effect with appropriate parties one or more agreements providing for the periodic backup of computer files and data with respect to the Accounts and for emergency use of electronic data processing equipment. The Service Provider shall maintain written emergency procedures that provide for the operation of geographically diverse redundant facilities and the back-up of computer files in the event of equipment failure or disaster. In the event of equipment or system failures, the Service Provider shall, at no cost to MFS or the Funds, take immediate steps to minimize service interruptions. In the event that the Service Provider fails to implement the emergency procedures, the Service Provider shall be liable for all losses incurred as a result of such failure notwithstanding any other provision of this Agreement.

7. COMPLIANCE WITH PRIVACY LAWS AND REGULATIONS. MFS and the Service Provider agree to take all steps necessary to comply with SEC Regulation S-P and other applicable laws, rules and regulations protecting the privacy of consumer and customer financial information. To the extent MFS provides the Service Provider with any nonpublic personal information to perform services or functions on their behalf, the Service Provider agrees not to disclose or use any such information for any purpose other than to carry out the purposes for which MFS disclosed the information or as permitted by law in the ordinary course of business to carry out those purposes. To the extent the Service Provider provides MFS with any nonpublic personal information to perform services or functions on its behalf, MFS agrees not to disclose or use any such information for any purpose other than to carry out the purposes for which the Service Provider disclosed the information or as permitted by law in the ordinary course of business to carry out those purposes. MFS and the Service Provider each represent that they have adopted policies and procedures that address administrative, technical, and physical safeguards for the protection of customer records and information.

8. ANTI-MONEY LAUNDERING COMPLIANCE. The Service Provider agrees that it will comply with all applicable federal, state and foreign laws, rules and regulations regarding the detection and prevention of money laundering activity. Without limiting the foregoing, to the extent that the Service Provider is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering, the Service Provider agrees that it will comply with the AML Acts and applicable anti-money laundering rules of self-regulatory organizations in all relevant respects. The Service Provider represents and warrants that it has undertaken appropriate inquiry and due diligence regarding the customers that the Service Provider introduces or on whose behalf the Service Provider purchases Shares, and that, to the Service Provider's knowledge, no such customers are individuals or entities identified on the lists of prohibited persons administered by the Office of Foreign Assets Control, U.S. Department of the Treasury (including the list of Specially Designated Nationals), and are not nationals of or located in countries subject to the U.S. embargo, including Iran, Libya, Sudan, and Cuba.

9. CONTROLS AND PROCEDURES. The Service Provider has implemented controls and procedures that are reasonably designed to ensure compliance with applicable laws and regulations, as well as the terms of the Agreement. Without limiting the foregoing, these controls are reasonably designed to ensure, and MFS may request certifications on an annual basis with respect to, each of the following:

       (a) The Service Provider will cooperate with MFS to ensure that orders for Fund shares received by the Service Provider for each Fund comply with the Fund's restrictions with respect to purchases, transfers, redemptions and exchanges as set forth in the Fund's prospectus and statement of additional information;

       (b) Orders for Fund shares received by the Service Provider prior to the Fund's pricing time set forth in its prospectus (i.e., the close of the New York Stock Exchange -- normally 4:00 p.m. Eastern time) are segregated from those received by the Service Provider at or after such time, and are properly transmitted to the Funds (or their agents) for execution at the current day's net asset value ("NAV"); and orders received by the Service Provider at or after such time are properly transmitted to the Funds (or their agents) for execution at the next day's NAV;

       (c) If the Service Provider accepts orders for Funds that assess redemption fees, all redemption fees, are calculated and submitted to MFS on a timely basis, with respect to each individual shareholder or participant account, in each case in accordance with the then-current prospectus and statement of additional information of each Fund;

       (d) Compliance with applicable state securities laws, including without limitation "blue sky" laws and related rules and regulations;

       (e) Compliance with all applicable federal, state and foreign laws, rules and regulations regarding the detection and prevention of money laundering activity;

       (f)  Effective business continuity and disaster recovery systems;

       (g) Any other party to whom the Service Provider assigns or delegates any of its obligations under the Agreement, and has controls and procedures that are reasonably designed to ensure, each of the above.

11. OPERATIONS OF FUNDS. In no way shall the provisions of this Amendment or the Agreement limit the authority of the Funds or MFS to take any action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its shares.

12 Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

                                   SCHEDULE B

                            THE ADMINISTRATIVE FEES

The Administrative Fees payable for each Account shall be calculated and paid on a quarterly basis, in an amount equal to the average net asset value of Shares of the Funds held by such Account during the quarter, multiplied by the applicable per annum rate indicated below, multiplied by a fraction, the numerator of which is the number of days in the quarter and the denominator of which is 365. The Administrative Fees will be due and payable only with respect to the Accounts which are identified in advance in writing by the Service Provider or which are easily identifiable on MFS' systems as being the Service Provider's accounts. The Service Provider will be solely responsible for informing MFS in advance in writing of any changes to its trading methodologies that would affect the Accounts.

FOR CLASS A SHARES

FUND NAME                                                SERVICE FEE
---------------------------------------------------------------------
Massachusetts Investors Growth Stock Fund                0.35%
Massachusetts Investors Trust                            0.35%
MFS(R) Capital Opportunities Fund                        0.40%
MFS(R) Core Growth Fund                                  0.45%
MFS(R) Global Equity Fund                                0.50%
MFS(R) High Income Fund                                  0.35%
MFS(R) High Yield Opportunities Fund                     0.35%
MFS(R) International New Discovery Fund                  0.45%
MFS(R) Mid Cap Growth                                    0.45%
MFS(R) New Discovery Fund                                0.45%
MFS(R) New Endeavor Fund                                 0.40%
MFS(R) Research Fund                                     0.35%
MFS(R) Research Bond Fund                                0.20%

FUND NAME                                                SERVICE FEE
---------------------------------------------------------------------
MFS(R) Research International Fund                       0.50%
MFS(R) Strategic Growth Fund                             0.45%
MFS(R) Strategic Value Fund                              0.50%
MFS(R) Total Return Fund                                 0.35%
MFS(R) Utilities Fund                                    0.35%
MFS(R) Value Fund                                        0.40%
MFS(R) International Growth Fund                         0.50%

Payments will be limited to the MFS funds on the above-referenced schedule. MFS in its discretion may in the future, modify or eliminate any amounts paid on Class A Shares going forward. In addition, payments with respect to Class A shares of any additional MFS Funds (beyond those included on the above-referenced schedule) will require prior written approval of MFS.

FOR CLASS R SHARES

The Fee schedule for assets invested in Class R1, R2, R3, R4 and R5 Shares shall be calculated and paid in accordance with each Fund's prospectus, as amended from time to time. The Service Provider shall be entitled to receive Fees for the Class R Shares only to the extent such Fees are received by MFS from the Funds.

Currently, the Fee schedule for Class R1, R2, R3, R4 and R5 Shares is as follows:

                                     R1 CLASS  R2 CLASS  R3 CLASS*  R4 CLASS  R5 CLASS
--------------------------------------------------------------------------------------
12b-1 Fee                             0.75 %    0.50 %    0.50 %     0.25 %    0.00 %
Plan Administration and Service Fee   0.45 %    0.40 %    0.25 %     0.25 %    0.10 %
Total Fee                             1.20 %    0.90 %    0.75 %     0.50 %    0.10 %

------------

*   Includes Shares formerly categorized as Class R2 Shares

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of 8/2/, 2006.

                                HARTFORD LIFE INSURANCE COMPANY

                                  By:    /s/ Jason Frain
                                         ---------------------------------
                                  Name:  Jason Frain
                                  Title: Assistant Vice President

                                MFS FUND DISTRIBUTORS, INC.

                                  By:    /s/ James A. Jessee
                                         ---------------------------------
                                  Name:  James A. Jessee
                                  Title: President

                                MFS SERVICE CENTER, INC.

                                  By:    /s/ Maureen Leary Jago
                                         ---------------------------------
                                  Name:  Maureen Leary Jago
                                  Title: President

                                AMENDMENT NO. 5
                                     TO THE
                  HARTFORD RETAIL FUND PARTICIPATION AGREEMENT
                                  BY AND AMONG
                        HARTFORD LIFE INSURANCE COMPANY,
                          MFS FUND DISTRIBUTORS, INC.,
                                      AND
                            MFS SERVICE CENTER, INC.

THIS AMENDMENT dated March 3, 2008 (the "Amendment") to the Hartford Retail Fund Participation Agreement dated September 1, 2000 (together with all amendments, supplements and exhibits thereto, the "Agreement") is made and entered into by and among Hartford Life Insurance Company ("Hartford"), MFS Fund Distributors, Inc., ("MFD") and MFS Service Center, Inc. ("MFSC"). Together, Hartford, MFD and MFSC are referred to as the "Parties".

WHEREAS, each of the Parties wish to amend the Agreement by deleting Schedule B to the Agreement and replacing it with Schedule B attached to this Amendment.

NOW, THEREFORE, the Parties hereby amend the Agreement as follows:

1. NEW SCHEDULE B. Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B attached to this Amendment.

2. EFFECTIVE DATE. This Amendment is effective as of March 3, 2008.

3. UNMODIFIED TERMS. In all other respects, the terms of the Agreement remain in full force and effect.

This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, including delivery by facsimile, it being understood that all parties need not sign the same counterpart.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE B

                                     TO THE
                  HARTFORD RETAIL FUND PARTICIPATION AGREEMENT
                                  BY AND AMONG

                        HARTFORD LIFE INSURANCE COMPANY,
                          MFS FUND DISTRIBUTORS, INC.,
                                      AND
                            MFS SERVICE CENTER, INC.

                                     FUNDS

For purposes of this Agreement the term "Funds" shall mean Class A and Class R Shares of each open-end investment company which comprise the MFS Family of Funds.

                                      FEES

The Fees payable for each Account shall be calculated and paid on a quarterly basis, in an amount equal to the average net asset value of Shares of the Funds held by such Account during the quarter, multiplied by the applicable per annum rate indicated below, multiplied by a fraction, the numerator of which is the number of days in the quarter and the denominator of which is 365. The Fees will be due and payable only with respect to the Accounts which are identified in advance in writing by Hartford or which are easily identifiable on MFS' systems as being Hartford's accounts. Hartford will be solely responsible for informing MFS in advance in writing of any changes to its trading methodologies that would affect the Accounts.

SHARE CLASS                                                 A        R1       R2       R3       R4        R5
----------------------------------------------------------------------------------------------------------------
RULE 12b-1 FEE                                           25bp     100bp     50bp     50bp     25bp     0.00bp
ADMINISTRATIVE FEE                                       18       18        18       18       18       18
ADDITIONAL COMPENSATION (THROUGH DECEMBER 31, 2008)      24       24        19       19       24       9
ADDITIONAL COMPENSATION (EFFECTIVE JANUARY 1, 2009)      22       22        17       17       22       7

SHARE CLASS                                                 A        R1       R2       R3       R4        R5
----------------------------------------------------------------------------------------------------------------
TOTAL (THROUGH DECEMBER 31, 2008)                        67bp     142bp     87bp     87bp     67bp     27bp
TOTAL (EFFECTIVE JANUARY 1, 2009)                        65bp     140bp     85bp     85bp     65bp     25bp

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the first date written above.

                                        HARTFORD LIFE INSURANCE COMPANY

                                         By:    /s/ Jamie Ohl
                                                --------------------------------
                                         Name:  Jamie Ohl
                                         Title: Vice President

                                        MFS FUND DISTRIBUTORS, INC.

                                         By:    /s/ James Jessee
                                                --------------------------------
                                         Name:  James Jessee
                                         Title: President

                                        MFS SERVICE CENTER, INC.

                                         By:    /s/ Martin E. Beaulieu
                                                --------------------------------
                                         Name:  Martin E. Beaulieu
                                         Title: Executive Vice President

                                AMENDMENT NO. 6
                                     TO THE
                  HARTFORD RETAIL FUND PARTICIPATION AGREEMENT
                                  BY AND AMONG
                        HARTFORD LIFE INSURANCE COMPANY,
                          MFS FUND DISTRIBUTORS, INC.,
                                      AND
                            MFS SERVICE CENTER, INC.

THIS AMENDMENT dated December 1, 2008 (the "AMENDMENT") to the Hartford Retail Fund Participation Agreement dated September 1, 2000 (together with all amendments, supplements and exhibits thereto, the "AGREEMENT") is made and entered into by and among Hartford Life Insurance Company ("HARTFORD"), MFS Fund Distributors, Inc., ("MFD") and MFS Service Center, Inc. ("MFSC"). Together, Hartford, MFD and MFSC are referred to as the "PARTIES".

WHEREAS, each of the Parties wish to amend the Agreement by deleting SCHEDULE A to the Agreement and replacing it with SCHEDULE A attached to this Amendment.

NOW, THEREFORE, the Parties hereby amend the Agreement as follows:

1. NEW SCHEDULE A. SCHEDULE A to the Agreement is hereby deleted in its entirety and replaced with a new SCHEDULE A as follows:

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently those Separate Accounts are as follows:

401(k) MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

401(a), 403 AND 457 MARKET

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Separate Account Two, Separate Account Eleven, Separate Account Fourteen

2.  A new second paragraph is added to Section 18 of the Agreement as follows:

"In the event of the insolvency or liquidation of Hartford, fees shall continue to be payable directly to Hartford or its liquidator, receiver, conservator or statutory successor, without diminution and reasonable provision for verification by Hartford or its liquidator, receiver, conservator or statutory successor."

3. A new paragraph is added to the end of Section 19 of the Agreement as follows:

"At the end of the initial term of this Agreement, this Agreement may be automatically renewed for successive one year periods, unless any party notifies the others no later than thirty days before any anniversary of its intent to terminate this Agreement."

4.  This Amendment is effective as of December 1, 2008 ("EFFECTIVE DATE").

5. In all other respects, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the first date written above.

                                        HARTFORD LIFE INSURANCE COMPANY

                                        By:     /s/ Jamie Ohl
                                                ------------------------------
                                        Name:   Jamie Ohl
                                        Title:  Senior Vice President

                                        MFS FUND DISTRIBUTORS, INC.

                                        By:     /s/ James A. Jessee
                                                ------------------------------
                                        Name:   James A. Jessee
                                        Title:  President

                                        MFS SERVICE CENTER, INC.

                                        By:     /s/ Maureen Leary Jago
                                                ------------------------------
                                        Name:   Maureen Leary Jago
                                        Title:  President

                                AMENDMENT NO. 7
                                     TO THE
                  HARTFORD RETAIL FUND PARTICIPATION AGREEMENT
                                  BY AND AMONG
                        HARTFORD LIFE INSURANCE COMPANY
                          MFS FUND DISTRIBUTORS, INC.,
                                      AND
                            MFS SERVICE CENTER, INC.

The Hartford Retail Fund Participation Agreement dated September 1, 2000 by and among Hartford Life Insurance Company, MFS Fund Distributors, Inc. ("MFDI"), and MFS Service Center, Inc., as amended May 14, 2001, May 1, 2002, October 15, 2004, August 21, 2006, March 3, 2008 and December 1, 2008 (the "Agreement"), is hereby amended as provided below, effective as of the earliest date set forth below:

1. NEW PARTY TO THE AGREEMENT. Hartford Securities Distribution Company, Inc., a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934, a member of the Financial Industry Regulatory Authority, and affiliate of Hartford Life Insurance Company, is hereby added as a party to this Agreement.

2. AMENDMENT TO SECTION 20. Section 20 is hereby amended to add the following to the end of this section:

     "If to Hartford Securities Distribution Company, Inc.:

          Hartford Securities Distribution Company, Inc.
          200 Hopmeadow Street
          Simsbury, Connecticut 06089
          Attention: General Counsel"

3. NEW SECTION 27. A Section 27 is hereby added as follows:

"27. This Agreement and any amendments hereto may be executed simultaneously in two or more counterparts, each of which shall be an original and each of which shall constitute one and the same instrument."

4. NEW PARAGRAPH ADDED TO SCHEDULE B. The following paragraph is hereby added to the end of the "Fees" section contained in SCHEDULE B of the Agreement:

"Fees paid in accordance with each Fund's Rule 12b-1 plan will be made payable to Hartford's affiliate, HSD, a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934 and member of the Financial Industry Regulatory Authority. Administrative Fees and Additional Compensation will continue to be made payable to Hartford."

5. DEFINITIONS. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

6. In all other respects, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement.

    HARTFORD LIFE INSURANCE COMPANY      HARTFORD SECURITIES DISTRIBUTION
                                         COMPANY, INC.

    Richard Cady Assistant Vice          Richard Cady Assistant Vice
    President                            President
    -----------------------------------  -----------------------------------
    Print name and title                 Print name and title

    /s/ Richard Cady                     /s/ Richard Cady
    -----------------------------------  -----------------------------------
    Signature                            Signature

    12/2/11                              12/2/11
    -----------------------------------  -----------------------------------
    Date                                 Date

    MFS FUND DISTRIBUTORS, INC.          MFS SERVICE CENTER, INC.

    James A. Jessee, President           Robin A. Stelmach, COO
    -----------------------------------  -----------------------------------
    Print name and title                 Print name and title

    /s/ James A. Jessee                  /s/ Robin A. Stelmach
    -----------------------------------  -----------------------------------
    Signature                            Signature

    12/1/2011                            12/1/2011
    -----------------------------------  -----------------------------------
    Date                                 Date

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